EXHIBIT 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13G (including amendments thereto) with respect to the common stock par value $0.0001 per share of TrueCar, Inc., a Delaware corporation, and that this agreement be included as an exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

Dated: February 13, 2017	PAUL G. ALLEN

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Attorney-in-fact for Paul G. Allen

Dated: February 13, 2017	COUGAR INVESTMENT HOLDINGS LLC

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President

Dated: February 13, 2017	VULCAN CAPITAL GROWTH EQUITY MANAGEMENT LLC

By Cougar Investment Holdings LLC, its Managing Member

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President

Dated: February 13, 2017	VULCAN CAPITAL GROWTH EQUITY LLC

By Vulcan Capital Growth Equity Management LLC, its Manager By Cougar Investment Holdings LLC, its Managing Member

	By:	/s/ DAVID R. STEWART
	Name:	David R. Stewart
	Title:	Vice President